Exhibit 99.1

Contacts:	Deborah Wiltshire	Stephanie Wakefield
	Public Relations	Director, Investor Relations
	650-862-8186	650-385-5261
	dwiltshire@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS RECORD 2007 REVENUES OF $391 MILLION WITH
21 PERCENT ANNUAL GROWTH
Achieves record quarterly revenue and operating income

REDWOOD CITY, Calif., January 29, 2008 — Informatica Corporation (NASDAQ: INFA), the leading independent provider of data integration software, today announced financial results for the fourth quarter and the year ended December 31, 2007.

Revenues for the fourth quarter of 2007 were $113.9 million, up 24 percent from the $91.8 million recorded in the fourth quarter of 2006.  License revenues for the fourth quarter were $54.9 million, up 28 percent from the $42.9 million recorded in the fourth quarter of 2006.  Net income for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $20.6 million or $0.21 per diluted share, up 40% from net income of $13.9 million or $0.15 per diluted share in the fourth quarter of 2006.  Non-GAAP net income for the fourth quarter of 2007 was $24.7 million or $0.25 per diluted share, up 25 percent from $18.6 million or $0.20 per diluted share in the fourth quarter of 2006.   Non-GAAP net income excludes charges related to purchased in-process research and development, share-based payments, facilities restructuring charges, and the amortization of acquired technology and intangible assets.  A reconciliation of GAAP results to non-GAAP results is included below.

For the year ended December 31, 2007, revenues were $391.3 million, up 21 percent from $324.6 million recorded in 2006.  License revenues for the year 2007 were $175.3 million, up 20 percent from $146.1 million for the year 2006. GAAP net income for the year ended December 31, 2007 was $54.6 million or $0.57 per diluted share, up over 46% from $36.2 million or $0.39 per diluted share for the year ended December 31, 2006.  Non-GAAP net income for the year 2007 was $73.5 million or $0.75 per diluted share, up over 20 percent from $57.7 million or $0.62 per diluted share for the year 2006.

"2007 was the third consecutive year with annual growth of 20 percent or more," said Sohaib Abbasi, chairman and CEO of Informatica.  "Our sustained record results are further evidence of our continual progress in executing on our three-pronged growth strategy:  expansion across all major geographic regions, growth of our addressable market beyond traditional data warehousing, and advancement of our technology leadership through continuous innovation."

Significant milestones achieved since October 2007 include:

●
Signed repeat business with 275 customers.  Customers continue to derive considerable value from their investments in Informatica solutions.  Repeat customers included Carlson Wagonlit Travel, CVS Pharmacy, Excellus Health Plan, Goodyear Tire and Rubber, Hong Kong Exchanges & Clearing, McGraw-Hill Companies, Monoprix, Qualcomm, and Telemar Norte Leste.

●
Added 79 new customers.  Informatica increased its customer base this quarter to 2,988 companies including 79 new Informatica customers.  New customers include Bombay Stock Exchange, Dana-Farber Cancer Institute, Emirates Bank Group, Juniper Networks, Northern Trust, Philippine Airlines, Rochester Institute of Technology, Safaricom, and Sierra Pacific Power Company.

●
Delivered Informatica 8.5.  Advancing leadership in data integration and data quality, Informatica announced a comprehensive release of PowerCenter 8.5, PowerExchange 8.5, and Informatica Data Quality 8.5. The new release uniquely supports real-time integration competency centers (ICCs) delivering timely, trusted data to meet information needs of the business.

●	Appointed Godfrey Sullivan to Board of Directors. Currently a director at Citrix Systems, Inc., Sullivan brings more than 25 years of software industry experience to the Informatica board.
●
Announced Strategic OEM Partnership with FAST Search & Transfer.  FAST, a leading global provider of enterprise search technologies, selected Informatica PowerCenter as the embedded data integration platform within their product portfolio for structured data access and integration.

●
Recognized as Data Integration Product of the Year 2007 by searchDataManagement.  Informatica 8.5 was named "best of the best" for innovation, performance, ease of integration into environment, ease of use and manageability, functionality and value.

●
Appointed new Chief Marketing Officer. An accomplished marketing executive, Dr. Chris Boorman, was named CMO. Boorman brings to Informatica extensive international marketing experience at high-growth category-leading organizations.

●
Recognized as a leader in the Intelligent Enterprise 2008 Editors' Choice Awards.  Informatica was named one of the most influential vendors in 2008 that will drive the intelligent enterprise. The Editors' Choice is a list of elite leaders that will matter most to intelligent enterprises in 2008.

Conference Call and Webcast

Informatica will be discussing its fourth quarter and annual 2007 results on a conference call today beginning at 2:00 p.m. PDT.  A live Webcast of the conference call will be available at http://www.informatica.com/investor.  A replay of the call will also be available by dialing 617-801-6888, reservation number 95692143.

About Informatica

Informatica Corporation (NASDAQ: INFA) is the leading independent provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets.  More than 2,950 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale.  For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP Net income	$20,620	$13,925	$54,616	$36,206

Plus:
Amortization of acquired technology	619	573	2,794	2,118
Amortization of intangible assets	362	199	1,441	653
Facilities restructuring charges	(64)	(174)	3,014	3,212
Purchased in-process research and development	—	—	—	1,340
Share-based payments	4,300	4,123	15,971	14,138
Tax benefit of amortization of intangible assets and restructuring charges	(358)	—	(1,173)	—
Tax benefit of share-based payments	(744)	—	(3,119)	—
Non-GAAP Net income	$24,735	$18,646	$73,544	$57,667

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Diluted net income per share: *
Diluted GAAP Net income per share	$0.21	$0.15	$0.57	$0.39

Plus:
Amortization of acquired technology	0.01	0.01	0.03	0.02
Amortization of intangible assets	—	—	0.01	0.01
Facilities restructuring charges	—	—	0.03	0.04
Purchased in-process research and development	—	—	—	0.01
Share-based payments	0.04	0.04	0.15	0.15
Tax benefit of amortization of intangible assets and restructuring charges	—	—	(0.01)	—
Tax benefit of share-based payments	(0.01)	—	(0.03)	—
Diluted Non-GAAP Net income per share	$0.25	$0.20	$0.75	$0.62

Shares used in computing diluted GAAP Net income per share	103,452	103,176	103,252	92,942
Shares used in computing diluted Non-GAAP Net income per share	104,332	103,692	103,942	93,679

*

Diluted EPS is calculated under the "if converted" method for the three months ended December 31, 2007 and 2006, and the year ended December 31, 2007. This includes the add-back of $1.1 million, $1.7 million, and $4.4 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively.  The effect of the convertible notes was antidilutive for the year ended December 31, 2006.

Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted from net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, net income or net income per share prepared in accordance with GAAP.

Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica’s performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results.  In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making.  Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica’s industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies’ operating results by excluding stock-based compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because SFAS 123(R) allows companies to use different valuation methodologies and subjective assumptions.  In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting of future periods.

    There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly share-based payments, and we believe that share-based compensation will continue to be a significant recurring expense for the foreseeable future; because share-based compensation is an important part of our employees’ compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.

Safe Harbor

This press release contains forward-looking statements including our statement relating to our being well-positioned to pursue our growth strategy.  Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release.  The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; and (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended September 30, 2007, which is on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/.  All information provided in this release is as of January 29, 2008, and Informatica undertakes no duty to update this information.

###

Note: Informatica, Power Center, Power Exchange and Informatica Data Quality are registered trademarks or trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenues:
License	$54,928	$42,859	$175,318	$146,092
Service	58,949	48,942	215,938	178,506
Total revenues	113,877	91,801	391,256	324,598

Cost of revenues:
License	1,175	3,164	3,693	6,978
Service	18,746	16,056	69,174	58,402
Amortization of acquired technology	619	573	2,794	2,118
Total cost of revenues	20,540	19,793	75,661	67,498

Gross profit	93,337	72,008	315,595	257,100

Operating expenses:
Research and development	17,740	13,928	69,908	54,997
Sales and marketing	45,674	38,061	158,298	138,851
General and administrative	9,647	7,612	35,531	28,187
Amortization of intangible assets	362	199	1,441	653
Facilities restructuring charges	(64)	(174)	3,014	3,212
Purchased in-process research and development	—	—	—	1,340
Total operating expenses	73,359	59,626	268,192	227,240

Income from operations	19,978	12,382	47,403	29,860
Interest income and other, net	4,910	3,183	15,237	11,823
Income before income taxes	24,888	15,565	62,640	41,683
Income tax provision	4,268	1,640	8,024	5,477
Net income	$20,620	$13,925	$54,616	$36,206

Basic net income per common share	$0.24	$0.16	$0.63	$0.42
Diluted net income per common share (1)	$0.21	$0.15	$0.57	$0.39

Shares used in computing basic net income per common share	87,465	86,168	87,164	86,420
Shares used in computing diluted net income per common share	103,452	103,176	103,252	92,942

(1)

Diluted EPS is calculated under the "if converted" method for the three months ended December 31, 2007 and 2006, and the year ended December 31, 2007. This includes the add-back of $1.1 million, $1.7 million, and $4.4 million of interest and convertible notes issuance cost amortization, net of income taxes for the above periods, respectively. The effect of the convertible notes was antidilutive for the year ended December 31, 2006.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$203,661	$120,491
Short-term investments	281,197	280,149
Accounts receivable, net of allowances of $1,299 in 2007 and $1,666 in 2006	72,643	65,407
Deferred tax assets	18,294	—
Prepaid expenses and other current assets	14,693	10,424
Total current assets	590,488	476,471

Restricted cash	12,122	12,016
Property and equipment, net	10,124	14,368
Goodwill and intangible assets, net	179,315	187,317
Long-term deferred tax assets	462	—
Other assets	6,133	6,593
Total assets	$798,644	$696,765

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and other current liabilities	$62,791	$62,400
Accrued facilities restructuring charges	18,007	18,758
Deferred revenues	99,415	85,364
Total current liabilities	180,213	166,522

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	56,235	65,052
Long-term deferred revenues	13,686	7,035
Long-term deferred tax liabilities	—	993
Long-term income taxes payable	5,968	—

Stockholders' equity	312,542	227,163
Total liabilities and stockholders' equity	$798,644	$696,765

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31,
	2007	2006
	(Unaudited)
Operating activities:
Net income	$54,616	$36,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,507	10,104
Share-based payments	15,971	14,138
Excess tax benefits from share-based payments	(5,492)	—
Amortization of intangible assets and acquired technology	4,235	3,605
Impairment of property and equipment	—	2,668
Allowance (recovery) for doubtful accounts and sales returns allowances	215	(32)
Purchased in-process research and development	—	1,340
Non-cash facilities restructuring charges	3,014	3,212
Changes in operating assets and liabilities:
Accounts receivable	(6,982)	(11,434)
Deferred tax assets	(18,756)	—
Prepaid expenses and other assets	(1,974)	(172)
Accounts payable and other current liabilities	7,109	5,325
Income taxes payable	12,252	1,624
Deferred tax liability	(993)	993
Accrued facilities restructuring charges	(12,419)	(13,772)
Deferred revenues	20,702	13,098
Net cash provided by operating activities	82,005	66,903
Investing activities:
Purchases of property and equipment	(5,926)	(3,767)
Purchases of investments	(462,566)	(462,367)
Maturities and sales of investments	462,115	368,426
Business acquisitions, net of cash acquired	—	(95,763)
Net cash used in investing activities	(6,377)	(193,471)
Financing activities:
Net proceeds from issuance of common stock	27,700	23,837
Repurchases and retirement of common stock	(28,943)	(78,541)
Excess tax benefits from share-based payments	5,492	—
Issuance of convertible senior notes	—	230,000
Payment of issuance costs on convertible senior notes	—	(6,242)
Net cash provided by financing activities	4,249	169,054
Effect of foreign exchange rate changes on cash and cash equivalents	3,293	1,460
Net increase in cash and cash equivalents	83,170	43,946
Cash and cash equivalents at beginning of the year	120,491	76,545
Cash and cash equivalents at end of the year	$203,661	$120,491